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Exhibit 10.11

EFTC—SCO
Orsett Lease Agreement

1999

LEASE AGREEMENT

1. BASIC PROVISIONS

1.1	Date:	May 10, 1999
1.2	Landlord:	Orsett/I-17 L.L.C.
1.3	Landlord's Address:	372 Washington Street Wellesley, MA 02181
1.4	Tenant:	EFTC Corporation
1.5	Tenant's Address:	Corporate Center 9351 Grant Street, 6th Floor Denver, Colorado 80229 Attn: Chief Administrative Officer
1.6	Property:
The parcel of real estate located in Maricopa County, Arizona, depicted on the Site Plan attached hereto as Exhibit "A" and legally described on Exhibit "B" attached hereto and incorporated herein by this reference, together with the office buildings now or hereafter situated thereon, the landscaping, parking facilities and all other improvements, rights and appurtenances thereto.
1.7	Building:	Those two certain buildings known as Phoenix Northgate and situated on the Property (collectively, "Building"). The Building has a stipulated total rentable space of approximately 144,745 square feet.
1.8	Leased Premises:	Stipulated to be 45,550 rentable square feet, as outlined on the Floor Plan attached hereto as Exhibit "C".
1.9	Permitted Use:	General light assembly, warehouse and office use and any additional associated lawful use
1.10	Lease Term:	96 full calendar months following the Commencement Date
1.11	Renewal Option:	2 option terms of 5 years each
1.12	Scheduled Commencement Date:	August 1, 1999
1.13	Basic Rent:	$470,076.00 annually ($39,173.00 per month), based upon an rental rate of $0.86 per rentable square foot per month, for months 1 through 30;
$497,406.00 annually ($41,450.50 per month), based upon an rental rate of $0.91 per rentable square foot per month, for months 31 through 60;
$524,736.00 annually ($43,728.00 per month), based upon an rental rate of $0.96 per rentable square foot per month, for months 61 through 96.
All subject to increase as may be provided herein
1.14	Security Deposit:	$N/A
1.15	Amount Due at Lease Execution:	$39,173.00, representing Basic Rent for the first full month of the term

1.16	Intentionally deleted
1.17	Tenant's Pro Rata Share:
31% (calculated by dividing the square footage of entire Building into the square footage of the Leased Premises), which percentage shall be adjusted if the Leased Premises or Building are expanded or contracted after the Commencement Date)
1.18	Parking Spaces:	Unreserved, uncovered: 251 Reserved, covered: 0
1.19	Parking Charges:	$ N/A /per covered, reserved space per month
1.20	Guarantor(s):	N/A
1.21	Tenant's Broker:	Joe Porter, CB Richard Ellis; commission to be paid by Landlord per separate agreement
1.22	Exhibits
Exhibit "A" Site Plan
Exhibit "B" Legal Description
Exhibit "C" Floor Plan
Exhibit "D" Work Letter
Exhibit "E" Memorandum of Commencement Date
Exhibit "F" Building Standard Items
Exhibit "G" Intentionally Deleted
Exhibit "H" Building Rules and Regulations
Exhibit "I" Renewal Options

2. LEASED PREMISES

    2.1  Leased Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases and accepts the Leased Premises from Landlord upon the terms and conditions set forth in this Lease (including the Basic Provisions of Article 1 which are incorporated herein by this reference). Except as may be otherwise provided herein, Tenant shall have the nonexclusive right to use, in common with Landlord and others, the Building Common Areas. For the purposes of this Lease, the term "Building Common Areas" means common walkways and footpaths and landscaped areas, and such other areas adjacent to the Building which are subject to or are designed or intended solely for the common enjoyment, use and/or benefits of the tenants of the Building or other persons so designated by Landlord from time to time. Landlord may in its sole and absolute discretion freely modify, alter, eliminate, increase or decrease the Building Common Areas from time to time, provided, however, that Landlord shall not thereby adversely impair Tenant's access to or use of the Leased Premises.

    2.2  Area of Leased Premises.  Landlord and Tenant agree that the rentable area of the Leased Premises for all purposes under this Lease shall be the Rentable Area specified in Article 1.8 above.

3. LEASE TERM; COMMENCEMENT DATE

    3.1  Lease Term.  The Lease Term shall begin on the Commencement Date and shall be for the period set forth in Article 1 above, unless sooner terminated in accordance with the further provisions of this Lease. The "Commencement Date" shall mean the later of: (a) August 1, 1999, or (b) the earlier of: (i) the day that Landlord shall obtain a certificate of occupancy for the Tenant Improvement Work (as such term is defined in the attached Exhibit "D") or (ii) the date that Landlord would have obtained a certificate of occupancy for the Tenant Improvement Work if not for Tenant Delays (as such term is defined in the attached Exhibit "D"); provided, however, that in the event that there shall be 10 days of Tenant Delay, then the Commencement Date shall be the first day after the 10th day of

Tenant Delay. The Lease shall end on the last day of the 96th full calendar month following the Commencement Date.

    3.2  Delay in Commencement Date.  In the event Landlord is unable to tender possession of the Leased Premises to Tenant on the Scheduled Commencement Date, for whatever reason, Landlord shall not be liable for any loss or damage occasioned thereby and the validity of this Lease shall not be impaired, but Tenant shall have no obligation to pay Basic Rent or Additional Rent until the Commencement Date.

    Notwithstanding the foregoing, in the event Landlord should fail to deliver possession of the Leased Premises to Tenant by December 31, 1999, which date shall be extended due to Tenant Delays, Tenant shall have the option to terminate this Lease within 10 days thereafter by delivering written notice thereof to Landlord, and which termination shall be effective 30 days after delivery thereof to Landlord.

4. SECURITY DEPOSIT

Intentionally Deleted

5. RENT

    5.1  Payment of Basic Rent.  Tenant shall pay to Landlord the Basic Rent set forth in Article 1.13 above, subject to increase as may be provided herein. The Basic Rent shall be paid in equal monthly installments, on or before the first day of each and every calendar month during the Lease Term, in advance, without notice or demand and without abatement, deduction or set-off (except as may be specifically provided herein). Basic Rent for the first full calendar month in which Basic Rent is payable shall be paid upon Tenant's execution of this Lease and Basic Rent for any partial month at the beginning of the Lease Term shall be paid on the Commencement Date. Basic Rent and Additional Rent for any partial month at the beginning of the Lease Term shall be prorated based on a 30-day month. All payments under this Lease shall be paid in lawful money of the United States of America to Landlord or its agent at the address set forth in Article 1 above, or to such other person or at such other place as Landlord may from time to time designate in writing.

    5.2  Rent Tax.  In addition to the Basic Rent and Additional Rent, Tenant shall pay to Landlord, together with the monthly installments of Basic Rent and payments of Additional Rent, an amount equal to any taxes, impositions, fees, including any sales, rental, occupancy, excise, use or transaction privilege taxes assessed or levied upon Landlord with respect to the amounts paid by Tenant to Landlord hereunder, as well as all taxes assessed or imposed upon Landlord's gross receipts or gross income from leasing the Leased Premises to Tenant, including any tax now or subsequently imposed by the city in which the Property is located, the County of Maricopa, the State of Arizona, any other governmental or municipal body, and any taxes assessed or imposed in lieu of or in substitution of any of the foregoing taxes. Such taxes shall not, however, include any franchise, gift, estate, inheritance, or income tax assessed against Landlord.

    5.3  Additional Rent.  In addition to Basic Rent, all other amounts to be paid by Tenant to Landlord pursuant to this Lease, including amounts to be paid by Tenant pursuant to Article 6 below and parking charges to be paid by Tenant in the amount specified in Article 1 above shall be deemed to be Additional Rent, whether or not designated as such, and shall be due and payable on a monthly basis at the same time the Basic Rent is due. Landlord shall have the same remedies for the failure to pay Additional Rent as for the nonpayment of Basic Rent.

6. OPERATING COSTS

    6.1  Generally.d  In addition to the Basic Rent set forth in Article 1 above, Tenant agrees to pay to Landlord at the times and in the manner hereinafter provided Tenant's Pro Rata Share of the net costs (hereinafter defined) paid or incurred by Landlord or its designated agent during the term hereof. For the purpose of this Article 6, the term "net costs" means all costs and expenses of any kind accrued, paid or incurred by Landlord or on Landlord's behalf in connection with the ownership, use, management, repair, service, insurance, operation and maintenance of the Building and the Property, including without limitation: landscaping; line painting; lighting; HVAC; sanitary control; removal of trash and other refuse; and reasonable reserves for replacements and repairs and the cost of personnel to implement such services. Also included in the net costs are Landlord's costs incurred from capital expenditures which benefit, maintain, or improve the Building and Building Common Areas, capital expenditures reasonably calculated to reduce the operating cost of same, and capital expenditures required to comply with governmental laws, rules, regulations, codes or ordinances which become effective after the execution date of this Lease, provided, however, that such limitation shall not apply to ADA. The cost of capital expenditures shall be amortized over the number of years of the useful life of the expenditure. Any item expensed by Landlord on its federal tax return shall be conclusively deemed an operating expense for purposes of determining whether an item is a capital expenditure or an operating expense. Tenant shall also pay Tenant's Pro Rata Share of Owner's reasonable management fees incurred for the operation of the Building and common facilities, such fees in no event to exceed 2.5% of gross receipts.

    6.2  Taxes.  Tenant covenants and agrees to pay Tenant's Pro Rata Share of "Taxes" which may be levied or assessed for each calendar year during the entire term of this Lease, against the Building, Property, and any improvements thereon, or relating to the operation or use thereof. For purposes hereof, "Taxes" means all forms of real estate taxes, impositions, charges, fees and assessments (including, without limitation, all assessments for public improvement or benefit), duties, excises, levies, licenses, permit fees and other charges of governmental authorities (including, without limitation, transaction privilege, sales, gross receipts, rental occupancy or other like taxes), whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every kind and nature whatsoever, which, at any time prior to or during the Lease Term, may have been or may be assessed, levied, imposed upon or arise or become due or payable out of or in respect of the Building or Property or any part thereof, any legal or equitable interest of Landlord or Tenant therein, Landlord's rentals or other income therefrom, Landlord's leasing of the Building or any part thereof, any use, occupancy or operation of the Leased Premises or any part thereof, provided, however, that such term shall not include any income or any estate, inheritance, succession, capital stock, or capital gains tax, levied upon Landlord. Notwithstanding the foregoing, if at any time after the date hereof; the methods of taxation shall be changed so that in lieu of, as a substitute for, or in addition to, the whole or any part of any Taxes now levied, assessed or imposed, there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition or charge on the rents received from real property, or (b) a license fee measured by the rent payable by Tenant to Landlord, or (c) any other substitute tax, assessment, levy, imposition or charge, then all such license fees, taxes, assessments, levies, impositions and charges shall constitute Tax for the purposes hereof. All costs, expenses, attorneys' fees and consulting fees (including, without limitation, the costs of tax consultants) incurred by Landlord in connection with attempting to reduce the assessed valuation of land, buildings and improvements on the Property and/or in protesting or contesting the amount or validity of any Taxes also shall also constitute Taxes for the purposes hereof. The certificate of non-payment or bill for any Tax issued by the appropriate governmental authority shall be prima facie evidence that such Tax is due and unpaid.

    Should the state in which the Building and Property is located or any political subdivision thereof or any governmental authority having jurisdiction over the Building and Property impose a tax or assessment (other than an income or franchise tax) either upon or against the rent payable by tenants in the Building to Landlord or upon or against the business of renting land or buildings, either by way of substitution for the taxes and assessments levied or assessed against such land and buildings, or in addition thereto, such tax or assessment shall be deemed to constitute a tax or assessment against such land and such buildings for the purpose of this section.

    Tenant shall pay directly to the levying governmental authority prior to delinquency, all personal property taxes levied upon all of Tenant's trade fixtures, equipment and other personal property located in, on or about the Leased Premises (collectively, "Tenant's Equipment") and all other taxes which may be imposed, levied or assessed upon this Lease or upon any rental or other payments of any kind or nature whatsoever made hereunder or in connection herewith or with the conduct of Tenant's business operations or any rentals received by Tenant from permitted subtenants, licensees, concessionaires or other permitted users or occupants of all or any portion of the Premises. If any or all of Tenant's Equipment shall be assessed and taxed with Landlord's real or personal property, Tenant shall, within 5 days after written demand from Landlord, pay the amount of such taxes which are attributable to Tenant's Equipment as reasonably determined by Landlord.

    6.3  Payment of Tenant's Pro Rata Share.  Tenant's Pro Rata Share of all Taxes and net costs shall be paid to Landlord, as additional rent, in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord. Within 90 days after the close of each calendar year of the Lease Term, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's Pro Rata Share for such year. If the total amount paid by Tenant under this section for any calendar year during the term of this Lease shall be less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within 10 days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall promptly be refunded by Landlord to Tenant. All amounts due hereunder shall be payable to Landlord at the place where the Basic Rent is payable. For the calendar years in which this Lease commences and terminates, the provisions of this section shall apply, and Tenant's liability for Tenant's Pro Rata Share for such years shall be subject to a pro rata adjustment based on the number of days of said calendar years.

    6.4  Exclusions from Net Costs.  The following costs incurred by Landlord shall not be included in the definition of "net costs" described in Article 6.1 above:

  (a)
  All costs and expenses of leasing space in the building, including advertising, promotion, other marketing, commissions, allowances, and all costs and expenses of any demolition in, painting, carpeting, or refurbishing of, or alterations or improvements to, any leasable space made for any tenant or occupant or to enhance the marketability thereof or prepare the same for leasing;

  (b)
  Landlord's costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Basic Rent and net costs payable under the Lease with such tenant or other occupant;

  (c)
  Any depreciation or amortization on the Building, except as may be expressly provided herein;

  (d)
  Costs incurred due to violation by Landlord of any of the terms and conditions of this Lease or any other lease relating to the Building;

  (e)
  Interest on debt or amortization payment on any mortgages or deeds of trust or any other debt for borrowed money;

  (f)
  All items and services for which Tenant reimburses Landlord outside of net costs or pays third persons or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant) without reimbursement;

  (g)
  repairs or other work made necessary by fire, windstorm or other work paid for through insurance or condemnation proceeds;

  (h)
  repairs resulting from any defect in the original design or construction of the Building;

  (i)
  costs incurred in connection with the sale, financing, refinancing, mortgaging or selling of the Building;

  (j)
  Costs or expenses of utilities directly metered to other tenants in the Building and payable separately by such tenants;

  (k)
  costs of repairs, restoration, replacements or other work occasioned by the gross negligence or intentional tort of Landlord; and

  (l)
  except with respect to ADA, costs incurred to correct violations by Landlord of any law, rule, order or regulation which was in effect as of the date of execution of this Lease.

    6.5  Audit of Net Costs.  Tenant may dispute the annual statement submitted by Landlord which sets forth the net costs for the calendar year to which such statement applies. If Tenant disputes the amount of such statement, Tenant shall give Landlord written notice thereof within 90 days after Tenant's receipt of such statement. If Tenant does not give Landlord notice within such 90 day period, Tenant shall be deemed to have waived its right to dispute the amounts contained in such statement. If Tenant timely objects, Tenant may engage it's own certified public accountants to verify the accuracy of the annual statement. If Tenant's accountants shall determine that an error has been made, Landlord's accountants and Tenant's accountants shall endeavor to agree upon the matter, failing which such matter shall be submitted to an independent certified public accountant selected by Landlord, with Tenant's reasonable approval, whose determination shall be conclusive and binding upon Landlord and Tenant. All costs incurred by Tenant for Tenant's accountant shall be paid for by Tenant, provided, however, that in the event that Tenant's accountants disclose an error of 5% or more to the detriment of Tenant, Landlord shall pay the reasonable costs of Tenant's accountants in performing the review. If it is determined that any portion of the net costs were not properly chargeable to Tenant, then Landlord shall promptly credit or refund the appropriate sum to Tenant.

7. CONDITION, REPAIRS AND ALTERATIONS

    7.1  Condition of Leased Premises.  Landlord shall provide the Leased Premises to Tenant, and Tenant accepts the Leased Premises in the "AS IS" condition (except for latent defects disclosed in writing to Landlord by Tenant within one year after the Commencement Date), and Landlord makes no representations, covenants or warranties whatsoever concerning the condition of the Leased Premises and has no obligation to construct, remodel, improve, repair, decorate or paint the Leased Premises or any improvement on or part of the Leased Premises, except as set forth in Articles 7.4 or 10.1. Tenant represents and warrants that it has inspected the Leased Premises prior to execution of the Lease, and that it is relying on its own inspection in executing this Lease and not any statement, representation or warranty of Landlord, its agents, employees or contractors. Tenant's taking possession of the Leased Premises shall be deemed conclusive evidence that as of the date of taking possession the Leased Premises are in good order and satisfactory condition.

    The Building shall consist of a shell building structure as outlined in the architectural plans by Butler Design Group, L.L.C., dated April 7, 1998, sheets CS, C1-C13, LO1-LO9, AO.1-AO.5, AO1.1-AO1.5, AO2.1-AO2.5, A3, A4, S1.l, S1.2, S2.1, S2.2, S3.1, S3.2, S4.1-S4.5, S5.1, S5.2, S6.1, S6.2,

S7.1, P-l, P-2, El.l, El.2, E2.1, E2.2, E3.1, and the specifications therefor. Tenant acknowledges and agrees that it has received a copy of the plans for the Building.

    7.2  Alterations and Improvements.  Except for any improvements to the Leased Premises to be constructed by Tenant pursuant to the Exhibit "D", Tenant shall not place partitions and fixtures or make any improvements or other alterations to the interior of the Leased Premises without prior to commencing any such work obtaining the written consent of Landlord to the proposed work, including the approval by Landlord of the plans, specifications, the proposed architect and/or contractor(s) for such alterations and/or improvements, and the materials used in connection with such alterations, which approval shall not be unreasonably withheld or delayed; provided, however, that Tenant may make cosmetic changes to the interior finish of the Leased Premises without first obtaining the prior approval of Landlord and Tenant may make alterations to the Leased Premises that are not structural in nature without Landlord's prior approval (but only after delivery to Landlord of the plans and specifications therefor) if the costs of such alterations do not exceed $20,000.00 in any 1-month period. Landlord may, as a condition to consenting to such work (where such consent shall be required), require that Tenant provide security adequate in Landlord's judgment so that the improvements or other alterations to the interior of the Leased Premises will be completed in a good and workmanlike manner. Landlord may also require that any work done to the Leased Premises for which Landlord's consent shall be required be done by employees or contractors approved in advance by Landlord, but at Tenant's expense. All improvements and alterations to the interior of the Leased Premises for which Landlord's approval shall be required shall be subject to the supervision of Landlord or its designee. All such improvements or alterations must conform to and be in substantial accordance in quality and appearance with those improvements and alterations that are standard for the Building as described in Exhibit "F", and upon completion shall be the property of Landlord. In the event Landlord consents to the use by Tenant of its own architect and/or contractor for the installation of any such alterations or improvements, prior to the commencement of such work, Tenant shall provide Landlord with evidence that Tenant's contractor has procured worker's compensation, liability and property damage insurance (naming Landlord as an additional insured) in a form and in an amount reasonably acceptable to Landlord, and evidence that Tenant's architect and/or contractor has procured the necessary permits, certificates and approvals from the appropriate governmental authorities. Tenant acknowledges, and agrees that any review by Landlord of Tenant's plans and specifications and/or right of approval exercised by Landlord with respect to Tenant's architect and/or contractor is for Landlord's benefit only and Landlord shall not, by virtue of such review or right of approval, be deemed to make any representation, warranty or acknowledgment to Tenant or to any other person or entity as to the adequacy of Tenant's plans and specifications or as to the ability, capability, or reputation of Tenant's architect and/or contractor.

    7.3  Tenant's Obligations.  Tenant shall, at Tenant's sole cost and expense, maintain the Leased Premises in a clean, neat and sanitary condition and shall keep the Leased Premises and every part thereof (including without limitation, interior walls, floor coverings, ceilings (including tiles and grid) all improvements to the Leased Premises (including the Tenant Improvement Work (as defined in the Work Letter) outlets and fixtures in good condition and repair except where the same is required to be done by Landlord pursuant to Article 7.4. Tenant hereby waives all rights to make repairs at the expense of Landlord as provided by any law, statute or ordinance now or hereafter in effect. Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Leased Premises, including Tenant's alterations and/or improvements, to Landlord, janitorial clean and in the same condition as when received, ordinary wear and tear and damage from casualty excepted. Except as set forth in Article 7.4 below, Landlord has no obligation to construct, remodel, improve, repair, decorate or paint the Leased Premises or any improvement thereon or part thereof. Tenant shall pay for any repairs to the Leased Premises, the Building and the Property made necessary by any action or inaction of Tenant, its employees, contractors, agents or invitees.

    7.4  Landlord's Obligations.  Landlord shall make all necessary repairs to the structural portion of the roof, foundation, floors and exterior walls of the Building and shall operate and maintain the Building in a neat and professional manner consistent with similar buildings located in the Phoenix metropolitan area. Subject to reimbursement by Tenant pursuant to Article 6, Landlord shall keep the Building and the Building Common Areas in a clean, neat and attractive condition, and keep the Building equipment not exclusively serving the Leased Premises in good repair, but Landlord shall not be liable or responsible for breakdowns or interruptions in service when reasonable efforts are made to restore such service.

    7.5  Removal of Alterations.  Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Leased Premises all movable trade fixtures and Tenant's personal property, and shall promptly repair any damage to the Leased Premises, the Building and/or the Property caused by such removal. All such removal and repair shall be at Tenant's sole cost and expense. All repairs required of Tenant pursuant to the provisions of this Article shall be performed in a manner reasonably satisfactory to Landlord, and shall include, but not be limited to, repairing plumbing, electrical wiring and holes in walls, restoring damaged floor and/or ceiling tiles, repairing any other cosmetic damage, and cleaning the Leased Premises.

    7.6  No Abatement.  Except as provided herein, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease, including without limitation, Tenant's obligation to pay Basic Rent and Additional Rent, be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted to make pursuant to the terms of this Lease or by any other tenant's Lease or are required by law to be made in and to any portion of the Leased Premises, the Building or the Property. Landlord shall, nevertheless, use reasonable efforts to minimize any interference with Tenant's business in the Leased Premises.

    7.7  Antenna.  Tenant shall have the non-exclusive right to install, at Tenant's sole cost, a non-penetrating satellite dish or telecommunications antenna (the "Antenna") on the roof of the Building. The location of such Antenna shall be determined by Landlord in Landlord's sole discretion. Landlord may require Tenant to remove the Antenna and/or re-install and relocate it in a different area of the roof at any time, and Tenant shall thereafter remove and re-install such Antenna at Tenant's cost. If required by Landlord, Tenant shall, at Tenant's cost, screen the Antenna from view in a manner reasonably provided by Landlord. The installation, maintenance, repair and replacement of the Antenna shall be in accordance with all laws, rules and regulations. Tenant shall indemnify, defend and hold Landlord and its tenants, invitees, representatives and agents harmless for, from and against any and all damages suffered by the same arising out of or related to any such installation, repair, maintenance or replacement by Tenant (including, without limitation, damage to the roof or Building). Upon the expiration or termination of this Lease, Tenant shall remove the Antenna, repair any and all damage to the roof occasioned by such removal, and shall restore the roof to its condition prior to the installation thereof. Tenant may not sublease or assign the rights granted to Tenant under this Article 7.7 except as part of an assignment or sublet of all Tenant's rights in and to this Lease, as permitted by the express terms hereof.

8. UTILITIES

    8.1  Utilities.  Tenant shall be solely responsible for and shall promptly pay all charges for heat, water, gas, telephone, electricity or any other utility used or consumed in the Leased Premises. Should Landlord elect to supply the water, gas, heat, electricity or any other utility used or consumed in the Leased Premises, Tenant agrees to purchase any such utilities from Landlord and pay for same as Additional Rent. Tenant agrees to cooperate fully at all times with Landlord to abide by all rules, regulations and requirements for the use and conservation of the above utilities. Any failure to pay any amounts owed by Tenant under this Article shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights granted in this Lease for such breach.

    8.2  Intentionally Deleted.

    8.3  Interruptions in Service.  Landlord does not warrant that any of the foregoing utilities or any other services which Landlord may elect to supply will be free from interruption. Tenant acknowledges that any one or more of such utilities or services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or by causes beyond the reasonable control of Landlord. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Basic Rent or Additional Rent by reason of any disruption of any utilities or any services that may be provided by Landlord from time to time; provided, however, that in the event any of the foregoing services provided by Landlord shall be unavailable for more than five continuous days, then in such event, Tenant shall be entitled to an abatement of Basic Rent to the extent that it shall be unable to use the Leased Premises until such time as the services shall be restored. Tenant specifically agrees that Landlord shall have no obligation to provide telephone service to the Leased Premises, and that it shall be Tenant's sole responsibility to contract with the applicable utility for such service.

9. LIABILITY AND PROPERTY INSURANCE

    9.1  Liability Insurance.  Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of commercial general liability insurance for personal injury (including wrongful death) and damage to property covering (a) any occurrence in the Leased Premises, (b) any act or omission by Tenant, by any subtenant of Tenant, or by any of their respective invitees, agents, contractors, servants or employees anywhere in the Leased Premises or the Property, (c) the business operated by Tenant and by any subtenant of Tenant in the Leased Premises, and (d) the contractual liability of Tenant to Landlord pursuant to the indemnification provisions of Article 16 below, which coverage shall not be less than $3,000,000.00 per occurrence and $3,000,000.00 combined single limit. If Landlord shall so request, Tenant shall increase the amount of such liability insurance to the amount then customary for premises and uses similar to the Leased Premises and Tenant's use thereof. The liability policy or policies shall contain an endorsement naming Landlord, its partners, members or shareholders (as applicable), Landlord's lender and management agent and any persons, firms or corporations designated by Landlord as additional insureds, and shall provide that the insurance carrier shall have the duty to defend and/or settle any legal proceeding filed against Landlord seeking damages based upon bodily injury or property damage liability even if any of the allegations of such legal proceedings are groundless, false or fraudulent.

    9.2  Property Insurance.  Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of insurance with "Special Form Coverage," including coverage for vandalism or malicious mischief, insuring the Tenant Improvement Work and Tenant's alterations and/or improvements and Tenant's stock in trade, furniture, personal property, fixtures, equipment and other items in the Leased Premises, with coverage in an amount equal to the full replacement cost thereof.

    9.3  Worker's Compensation Insurance.  Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of worker's compensation insurance with an insurance carrier and in amounts approved by the Industrial Commission of the State of Arizona.

    9.4  Business Interruption Insurance.  Intentionally Deleted.

    9.5  Insurance Requirements.  Each insurance policy and certificate thereof obtained by Tenant pursuant to this Lease shall contain a clause that the insurer will provide Landlord with at least 30 days prior written notice of any material change, non-renewal or cancellation of the policy. Each such insurance policy shall be with an insurance company authorized to do business in the State of Arizona and rated not less than A-VIII in the then most current edition of "Best's Key Rating Guide". Certified copies of all insurance policies evidencing the coverage under each such policy, as well as a certified copy of the required additional insured endorsement(s) shall be delivered to Landlord no less than 15 days prior to the Commencement Date. Each such policy shall provide that any loss payable thereunder shall be payable notwithstanding (a) any act, omission or neglect by Tenant or by any subtenant of Tenant, or (b) any occupation or use of the Leased Premises or any portion thereof by Tenant or by any subtenant of Tenant for purposes more hazardous than permitted by the terms of such policy or policies, or (c) any foreclosure or other action or proceeding taken by any mortgagee or trustee pursuant to any provision of any mortgage or deed of trust covering the Leased Premises, the Building or the Property, or (d) any change in title or ownership of the Property. All insurance policies required pursuant to this Article 9 shall be written as primary policies, not contributing with or in excess of any coverage which Landlord may carry. Tenant shall procure and maintain all policies entirely at its own expense and shall, at least 20 days prior to the expiration of such policies, furnish Landlord with certified copies of replacement policies or renewal certificates for existing policies. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies maintained by Landlord or the insurance policies required pursuant to this Article 9 or the coverage thereunder. If Tenant or any subtenant of Tenant does or permits to be done anything which shall increase the cost of any insurance policies maintained by Landlord, then Tenant shall reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant or any subtenant of Tenant causing such increase in the cost of insurance. Any such amount shall be payable as Additional Rent within 5 days after receipt by Tenant of a bill from Landlord. All policies of insurance shall name both Landlord and Tenant (and/or such other party or parties as Landlord may require) as insureds and shall be endorsed to indicate that the coverage provided shall not be invalid due to any act or omission on the part of Landlord. In addition, the policy of property insurance described in Article 9.2 shall name Landlord (and Landlord's lender, if Landlord shall so require) as a co-loss payee.

    9.6  Co-Insurance.  If on account of the failure of Tenant to comply with the provisions of this Article 9, Landlord is deemed a co-insurer by its insurance carrier, then any loss or damage which Landlord shall sustain by reason thereof shall be borne by Tenant, and shall be paid by Tenant within 5 days after receipt of a bill therefor.

    9.7  Adequacy of Insurance.  Landlord makes no representation or warranty to Tenant that the amount of insurance to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant's interests. If Tenant believes that the amount of any such insurance is insufficient, Tenant is encouraged to obtain, at its sole cost and expense, such additional insurance as Tenant may deem desirable or adequate. Tenant acknowledges that Landlord shall not, by the fact of approving, disapproving, waiving, accepting, or obtaining any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of such insurance, the solvency of any insurance companies or the payment or defense of any lawsuit in connection with such insurance coverage, and Tenant hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

    9.8  Landlord Insurance.  Landlord shall maintain fire and extended coverage insurance and any other such insurance as Landlord shall deem appropriate for the Building and Property, including without limitation environmental, loss of rent insurance, plate glass insurance and insurance on additions and improvements required to be made by Tenant and which have become or are to become the property of Landlord upon vacation of the Leased Premises by Tenant, in amounts reasonably determined by Landlord, but in any event no less than the full replacement cost thereof. Such insurance shall be maintained with insurance company(s) authorized to do business in Arizona and the proceeds of such insurance shall be payable solely to Landlord. If the annual premiums paid by Landlord shall exceed the standard rates for comparable buildings as a result of Tenant's use of the Leased Premises or the value of the contents thereof, Tenant shall promptly pay within thirty (30) days written notice thereof from Landlord the excess amount of such premiums. Landlord shall maintain a policy or policies of comprehensive general liability insurance with insurance company(s) authorized to do business in Arizona in amounts that Landlord shall reasonably determine, such insurance to afford minimum protection of not less than $1,000,000.00 in respect of personal injury or death in respect to any one occurrence, and of not less than $1,000,000.00 for property damage in any one occurrence.

10. RECONSTRUCTION

    10.1  Obligation to Repair.  In the event of any damage to the Leased Premises, Tenant shall promptly notify Landlord in writing thereof. If the Leased Premises or any part of the Building are damaged by fire or other casualty, the damage to the Building and/or the Leased Premises shall be repaired by and at the expense of Landlord, excluding any alterations or improvements made by Tenant (including, without limitation, the Tenant Improvement Work), unless this Lease is terminated in accordance with the provisions of Article 10.2 below. Until such repairs by Landlord are completed, Basic Rent and Additional Rent shall be abated in proportion to the part of the Leased Premises which is unusable by Tenant in the conduct of its business. Notwithstanding anything to the contrary contained herein, if such damage is due in whole or in part to the fault or neglect of Tenant, or any subtenant of Tenant, or any of their respective agents, employees, servants, contractors or invitees, there shall be no abatement of Basic Rent or Additional Rent and Tenant shall be required to repair all such damage at its sole cost and expense. There shall be no abatement of Basic Rent or Additional Rent on account of damage to the Building or the Property unless there is also damage to the Leased Premises or unless Tenant shall not have access to the Leased Premises as a result of such damage.

    10.2  Cancellation Option.  If the damage is not fully covered by Landlord's insurance, or if Landlord determines in good faith that the cost of repairing the damage is more than two-thirds of the then-replacement cost of the Building, or if Landlord has determined in good faith that the required repairs to the Building cannot be made within 120 days of the date of the damage without the payment of overtime and other premiums, or in the event a Superior Mortgagee requires that all or any portion of the insurance proceeds be applied in reduction of the mortgage debt, or if such damage occurs during the final year of the Lease Term, then Landlord may, by written notice to Tenant within 60 clays after the occurrence of such damage, terminate this Lease as of the date set forth in Landlord's notice to Tenant. If Landlord does not elect to terminate this Lease, Landlord shall, at its sole cost and expense, repair the Building and the Leased Premises, excluding any alterations or improvements made by Tenant, and while such repair work is being performed, the Basic Rent and Additional Rent shall be abated as provided above. Nothing in this Article shall be construed as a limitation of Tenant's liability for any such damage, should such liability otherwise exist.

    In the event that damage or destruction of the Leased Premises (which for purposes of this paragraph only shall mean the Leased Premises and any areas of the Building necessary for Tenant's use and enjoyment of the Leased Premises) shall (a) not be repaired by Landlord within 5 months of the date that Landlord shall receive the insurance proceeds for such damage or destruction or (b) occur during the last 6 months of the initial term hereof or the last 6 months of any extension term, Tenant shall have the right to terminate this Lease by giving Landlord written notice thereof, which notice must be served no later than 30 days after the date that such right to terminate shall arise.

    10.3  Reconstruction.  Landlord's obligation to reconstruct the Leased Premises shall be only to the comparable condition of the Leased Premises immediately prior to the Commencement Date. Landlord's obligation to repair and reconstruct the Leased Premises shall be limited to the amount of net proceeds of insurance received by Landlord, subject to reduction by a Superior Mortgagee. In the event that Tenant shall not exercise its right to terminate the Lease as provided in Article 10.2, then Tenant, at Tenant's sole cost and expense, shall be responsible for the repair and restoration of all items of the Tenant Improvement Work or Tenant's improvements and/or alterations installed on the Leased Premises and the replacement of Tenant's stock in trade, trade fixtures, furniture, finishings and equipment. In the event that Tenant shall not exercise its right to terminate the Lease as provided in Article 10.2, then Tenant shall commence the installation of fixtures, equipment and merchandise promptly upon delivery to Tenant of possession of the Leased Premises and shall diligently prosecute such installation to completion.

    10.4  Waiver.  Tenant hereby waives any statutory and common law rights of termination which may arise by reason of any partial or total destruction of the Leased Premises which Landlord is obligated to restore or may restore under any of the provisions of this Lease, including the provisions of ARS § 33-343.

11. WAIVER OF SUBROGATION

    Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waive any and all rights of recovery, claim, action or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Building or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies required to be maintained according to this Lease, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party.

12. LANDLORD'S RIGHT TO PERFORM TENANT OBLIGATIONS

    All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Basic Rent or Additional Rent. If Tenant shall fail to pay any sum of money, other than Basic Rent, required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for 5 days after notice thereof by Landlord, Landlord may (but shall not be obligated to do so) without waiving or releasing Tenant from any of Tenant's obligations, make any such payment or perform any such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the greater of (a) 8% per annum or (b) the rate of interest per annum publicly announced, quoted or published, from time to time, by Bank of America, at its Phoenix, Arizona office as its "reference rate" plus 4 percentage points, from the date of such payment by Landlord until reimbursement in full by Tenant (the "Interest Rate"), shall be payable to Landlord as Additional Rent with the next monthly installment of Basic Rent; provided, however, in no event shall the Interest Rate exceed the maximum rate (if any) permitted by applicable law.

13. DEFAULT AND REMEDIES

    13.1  Event of Default.  The occurrence of any one or more of the following events will constitute an "Event of Default" on the part of Tenant:

    (a) Failure to pay all or any installment of Basic Rent within 3 days after delivery of written to Tenant of such failure; provided, however, that Landlord shall only be required to provide only one such notice during any 3 month period, and after such notice is delivered, any additional failure to pay Basic Rent on the date due shall be an automatic default;

    (b) Failure to pay any Additional Rent or other payments required to be paid by Tenant under this lease as the same becomes due, and such failure shall continue for 7 days after delivery of written notice to Tenant of such failure;

    (c) Failure to perform any of the other covenants or conditions which Tenant is required to observe and perform (except failure in the payment of Basic Rent, Additional Rent or any other monetary obligation contained in this Lease) and such failure shall continue for 30 days (or such shorter period of time as may be specified by Landlord in the event of an emergency) after written notice thereof by Landlord to Tenant, provided that if such default is other than the payment of money and cannot be cured within such 30 day period, then an Event of Default shall not have occurred if Tenant, within such 30 day period, commences curing of such failure and diligently in good faith prosecutes the same to completion and furnishes evidence thereof to Landlord within 30 days thereafter;

    (d) If any warranty, representation or statement made by Tenant to Landlord in connection with this Lease is or was materially false or misleading when made or furnished;

    (e) Failure to conduct business operations within the Leased Premises for 20 days in any one year period;

    (f)  The occurrence of an Event of Default under any other lease (including all exhibits, schedules and amendments thereto) between Landlord and Tenant;

    (g) The levy of a writ of attachment or execution or other judicial seizure of substantially all of Tenant's assets or its interest in this Lease, such attachment, execution or other seizure remaining undismissed or discharged for a period of 30 days after the levy thereof;

    (h) The filing of any petition by or against Tenant or any Guarantor to declare Tenant or any Guarantor in bankrupt or to delay, reduce or modify Tenant's or any Guarantor's debts or obligations, which petition is not discharged within forty 45 days after the date of filing;

    (i)  The filing of any petition or other action taken to reorganize or modify Tenant's or any Guarantor's capital structure, which petition is not discharged within 45 days after the date of filing;

    (j)  If Tenant or any Guarantor shall be declared insolvent according to law;

    (k) A general assignment by Tenant or any Guarantor for the benefit of creditors;

    (l)  The appointment of a receiver or trustee for Tenant or any Guarantor or all or any of their respective property, which appointment is not discharged within 45 days after the date of filing;

    (m) The filing by Tenant or any Guarantor of a voluntary petition pursuant to the Bankruptcy Code or any successor thereto or the filing of an involuntary petition against Tenant or any Guarantor pursuant to the Bankruptcy Code or any successor legislation, which petition is not discharged within 45 days after the date of filing; or

    (n) The occurrence of an Event of Default under the other provisions of this Lease.

    13.2  Remedies.  Upon the occurrence of an Event of Default under this Lease by Tenant, Landlord may, without prejudice to any other rights and remedies to a Landlord at law, in equity or by statute, exercise one or more of the following remedies, all of which shall be construed and held to be cumulative and non-exclusive: (a) terminate this Lease and re-enter and take possession of the Leased Premises, in which event Landlord is authorized to make such repairs, redecorating, refurbishment or improvements to the Leased Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purposes of reletting the Leased Premises and the costs and expenses incurred in respect of such repairs, redecorating refurbishment and the expenses of such reletting (including brokerage commissions) shall be paid by Tenant to Landlord within 5 days after receipt of Landlord's statement; or (b) without terminating this Lease, re-enter and take possession of the Leased Premises; or (c) without such re-entry, recover possession of the Leased Premises in the manner prescribed by any statute relating to summary process, and any demand for Basic Rent, re-entry for condition broken, and any and all notices to quit, or other formalities of any nature to which Tenant may be entitled, are hereby specifically waived to the extent permitted by law; or (d) without terminating this Lease, Landlord may relet the Leased Premises as Landlord may see fit without thereby avoiding or terminating this Lease, and for the purposes of such reletting, Landlord is authorized to make such repairs, redecorating, refurbishments, or improvements to the Leased Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs, redecorating and refurbishments and expenses of such reflecting (including brokerage commissions) and the collection of rent accruing therefrom) each month to equal the Basic Rent and Additional Rent payable hereunder, then Tenant shall pay such deficiency each month within 5 days after receipt of Landlord's statement; or (e) Landlord may declare immediately due and payable all the remaining installments of Basic Rent and Additional Rent, and such amount, less the fair rental value of the Leased Premises for the remainder of the Lease Term, shall be paid by Tenant within 5 days after receipt of Landlord's statement. Landlord shall not by re-entry or any other act, be deemed to have terminated this Lease, or the liability of Tenant for the total Basic Rent and Additional Rent reserved hereunder or for any installment thereof then due or thereafter accruing, or for damages, unless Landlord notifies Tenant in writing that Landlord has so elected to terminate this Lease. After the occurrence of an Event of Default, the acceptance of Basic Rent or Additional Rent, or the failure to re-enter by Landlord, shall not be deemed to be a waiver of Landlord's right to thereafter terminate this Lease and exercise any other rights and remedies available to it, and Landlord may re-enter and take possession of the Leased Premises as if no Basic Rent or Additional Rent had been accepted after the occurrence of an Event of Default. Upon an Event of Default, Tenant shall also pay to Landlord all costs and expenses incurred by Landlord, including court costs and attorneys' fees, in retaking or otherwise obtaining possession of the Leased Premises, removing and storing all equipment, fixtures and personal property on the Leased Premises and otherwise enforcing any of Landlord's rights and remedies arising as a result of an Event of Default. Notwithstanding anything to the contrary contained herein, Landlord shall make commercially reasonable efforts to relet the Leased Premises in the event Landlord shall recover possession of the Leased Premises pursuant to an Event of Default by Tenant.

    13.3  Additional Remedies.  All of the remedies given to Landlord in this Lease in the event Tenant commits an Event of Default are in addition to all other rights or remedies available to a landlord at law, in equity or by statute, including, without limitation, the right to seize and sell all goods, equipment and personal property of Tenant located in the Leased Premises and apply the proceeds thereof to all due and unpaid Basic Rent, Additional Rent and other amounts owing under the Lease. All rights, options and remedies available to Landlord shall be construed and held to be cumulative, and no one of them shall be exclusive of the other. Upon the occurrence of an Event of Default which is not expressly waived by Landlord in writing, all rights, privileges and contingencies which may be exercised by Tenant under the Lease, including, without limitation, options to renew, extend and expand, as well as relocation rights, contraction rights and any other rights which may be exercised by Tenant during the Lease Term, shall be void and of no further force and effect.

    13.4  Interest on Past Due Amounts.  In addition to the late charge described in Article 14 below, if any installment of Basic Rent or Additional Rent is not paid promptly when due, it shall bear interest at the Interest Rate from the date due; provided, however, this provision shall not relieve Tenant from any default in the making of any payment at the time and in the manner required by this Lease.

    13.5  Default by Landlord.  Landlord shall be in default in the performance of any obligations required to be performed by Landlord under the Lease if Landlord has failed to perform such obligation within 30 days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, that if the nature of Landlord's obligation is such that more than 30 calendar days are required for its performance, Landlord shall not be deemed in default if it shall commence such performance within 30 days and thereafter diligently pursues the same to completion.

14. LATE PAYMENTS

    Tenant hereby acknowledges that the late payment by Tenant to Landlord of any monthly installment of Basic Rent, any Additional Rent or any other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include but are not limited to processing, administrative and accounting costs. Accordingly, if any monthly installment of Basic Rent, any Additional Rent or any other sum due from Tenant shall not be received by Landlord within 10 days after the date due, Tenant shall pay to Landlord a late charge equal to 2% of such overdue amount. Tenant acknowledges that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payments by Tenant. Neither assessment nor acceptance of a late charge by Landlord shall constitute a waiver of Tenant's default by Landlord with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord hereunder.

15. ABANDONMENT AND SURRENDER

    15.1  Abandonment.  Tenant shall not vacate or abandon the Leased Premises at any time during the Lease Term. No act or thing done by Landlord or by any agent or employee of Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises unless such acceptance is expressed in writing and duly executed by Landlord. Unless Landlord so agrees in writing, the delivery of the key to the Leased Premises to any employee or agent of Landlord shall not operate as a termination of this Lease or as a surrender of the Leased Premises.

    15.2  Surrender.  Tenant shall, upon the expiration or earlier termination of this Lease, peaceably surrender the Leased Premises, including the Tenant Improvement Work and Tenant's improvements and/or alterations installed pursuant to Article 7, in a janitorial clean condition and otherwise in as good condition as when Tenant took possession, except for (i) reasonable wear and tear subsequent to the last repair, replacement, restoration, alteration or renewal; (ii) loss by fire or other casualty, and (iii) loss by condemnation. If Tenant shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law or otherwise, any personal property and fixtures belonging to Tenant and left in the Leased Premises shall be deemed abandoned and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. Landlord may, however, elect to remove all or any part of such personal property from the Leased Premises, and the reasonable costs incurred by Landlord in connection with such removal, including storage costs and the cost of repairing any damage to the Leased Premises, the Building and/or the Property caused by such removal shall be paid by Tenant within 30 days after receipt of Landlord's statement. Upon the expiration or-earlier termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises and shall inform Landlord of the combination of any vaults, locks and safes left on the Leased Premises. The obligations of Tenant under this Article shall survive the expiration or earlier termination of this Lease. Tenant shall give written notice to Landlord at least 30 days prior to vacating the Leased Premises for the express purpose of arranging a meeting with Landlord for a joint inspection of the Leased Premises. In the event of Tenant's failure to give such notice or to participate in such joint inspection, Landlord's inspection at or after Tenant's vacation of the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant's liability for repairs and restoration hereunder.

16. INDEMNIFICATION AND EXCULPATION

    16.1  Tenant Indemnification.  Tenant shall indemnify, protect, defend and hold Landlord harmless for, from and against, and shall be responsible for, all claims, damages, losses, costs, liens, encumbrances, liabilities and expenses, including reasonable attorneys', accountants' and investigators' fees and court costs (collectively, the "Claims"), however caused, arising in whole or in part from Tenant's use of all or any part of the Leased Premises, the Building and/or the Property, or the conduct of Tenant's business or from any activity, work or thing done, permitted or suffered by Tenant or by any invitee, servant, agent, contractor, employee or subtenant of Tenant in the Leased Premises, the Building and/or the Property, and shall further indemnify, protect, defend and hold Landlord harmless for, from and against, and shall be responsible for, all claims arising in whole or in part from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or arising in whole or in part from any act, neglect, fault or omission by Tenant or by any invitee, servant, agent, contractor, employee or subtenant of Tenant anywhere in the Leased Premises, the Building and/or the Property. In case any action or proceeding is brought against Landlord to which this indemnification shall be applicable, Tenant shall pay all Claims resulting therefrom and shall defend such action or proceeding, if Landlord shall so request, at Tenant's sole cost and expense, by counsel reasonably satisfactory to Landlord. The obligations of Tenant under this Article shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Tenant shall not be obligated to indemnify Landlord with respect to Claims that arise solely from the negligence or intentional act of Landlord or Landlord's employees, contractors or officers.

    16.2  Landlord Indemnification.  Landlord shall indemnify, defend and hold Tenant harmless for, from and against all claims, damages, losses, costs, liabilities and expenses, including reasonable attorneys', accountants' and investigators' fees and court costs (collectively, the "Tenant Claims"), asserted against Tenant by reason of the negligence or intentional misconduct of Landlord or any of Landlord's employees, officers or contractors in operating the Building. If any such claim is asserted against Tenant, or if legal action with respect to any such claim is commenced against Tenant, Tenant shall promptly notify Landlord in writing of the same.

    16.3  Exculpation.  Subject to the terms of Section 16.2 above, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property, injury and death to persons and all claims of any other nature resulting from Tenant's use of all or any part of the Leased Premises, the Building and/or the Property, and Tenant hereby waives all claims in respect thereof against Landlord. Neither Landlord nor its agents or employees shall be liable for loss of or damage to any property of Tenant by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from any cause, including, but not limited to, fire, explosion, falling plaster, steam, gas, electricity, sewage, odor, noise, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein, or from the roof of any structure on the Property, or from any streets or subsurfaces on or adjacent to the Building or the Property, or from any other place or resulting from dampness or any other causes whatsoever, unless caused by the gross negligence or willful misconduct of Landlord. Neither Landlord nor its employees or agents shall be liable for any defects in the Leased Premises, the Building and/or the Property, nor shall Landlord be liable for the negligence or misconduct, including, but not limited to, criminal acts, by maintenance or other personnel or contractors serving the Leased Premises, the Building and/or the Property, other tenants or third parties, unless Landlord is grossly negligent or guilty of willful misconduct. All property of Tenant kept or stored on the Property shall be so kept or stored at the risk of Tenant only, and Tenant shall indemnify, defend and hold landlord harmless for, from and against, and shall be responsible for, any Claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the willful act or gross neglect of Landlord and through no fault of Tenant. None of the events or conditions set forth in this Article shall be deemed a constructive or actual eviction or result in a termination of this Lease, nor shall Tenant be entitled to "any abatement or reduction of Basic Rent or Additional Rent by reason thereof.

    16.4  Limitations and Liability.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LEASE, LANDLORD AND TENANT AGREE THAT:

  (a)
  EXCEPT AS PROVIDED IN SECTION 16.2 ABOVE, NONE OF THE FOLLOWING WILL CONSTITUTE A BREACH OF THE COVENANT OF QUIET ENJOYMENT, AN ACTUAL OR CONSTRUCTIVE EVICTION OF TENANT, OR A LANDLORD DEFAULT, OR OTHERWISE GIVE RISE TO ANY LIABILITY BY LANDLORD (AND TENANT HEREBY WAIVES AND RELEASES ALL CLAIMS, CAUSES OF ACTION, OR OTHER RIGHTS OF RECOVERY IT MAY EVER HAVE AGAINST LANDLORD FOR): (I) THE UNAVAILABILITY, CURTAILMENT, INTERRUPTION, FLUCTUATION, INADEQUACY, OR OTHER DEFECT IN ANY OF THE SERVICES FURNISHED OR TO BE FURNISHED BY LANDLORD PURSUANT TO THIS LEASE AS A RESULT OF ANY FAILURE OR MALFUNCTION OF, OR DAMAGE TO ANY LINES, EQUIPMENT, OR OTHER FACILITIES ON THE PROPERTY OR ELSEWHERE, ANY ACT OR OMISSION OF ANY UTILITY COMPANY, THE REQUIREMENTS OF ANY LAW, THE UNAVAILABILITY OF MATERIALS OR SUPPLIES, OR ANY OTHER CIRCUMSTANCE OUTSIDE OF LANDLORD'S REASONABLE CONTROL SO LONG AS LANDLORD IN GOOD FAITH ATTEMPTS TO REMEDY SUCH CIRCUMSTANCES AS QUICKLY AS REASONABLY POSSIBLE, (II) ANY DESIGN OR OTHER DEFECT IN THE PHYSICAL STRUCTURE OF THE BUILDING, IN THE MECHANICAL, ELECTRICAL, AND PLUMBING SYSTEMS OF THE PROPERTY, OR IN THE TENANT IMPROVEMENTS OR ANY OTHER IMPROVEMENTS ON THE PROPERTY SO LONG AS LANDLORD IN GOOD FAITH ATTEMPTS TO REMEDY THE DEFECT AS QUICKLY AS REASONABLY POSSIBLE; OR (III) ANY REPAIRS, REPLACEMENTS, MAINTENANCE, ALTERATIONS, ADDITIONS, OR IMPROVEMENTS TO ANY PART OF THE PROPERTY SO LONG AS SUCH ACTIVITIES ARE CONDUCTED WITHOUT UNREASONABLE INTERFERENCE WITH TENANT'S USE OF THE PREMISES.

  (b)
  EXCEPT AS PROVIDED IN SECTION 16.2 ABOVE, NEITHER LANDLORD NOR ITS OFFICERS, EMPLOYEES, OR AGENTS WILL BE LIABLE AND TENANT HEREBY WAIVES AND RELEASES ALL CLAIMS, CAUSES OF ACTION, OR OTHER RIGHTS OF RECOVERY IT MAY EVER HAVE AGAINST LANDLORD OR ITS OFFICERS, EMPLOYEES, AND AGENTS FOR (I) THEFT OR OTHER CRIMES OR SIMILAR MISCONDUCT ON THE PROPERTY BY PERSONS OTHER THAN LANDLORD AND ITS OFFICERS, EMPLOYEES, AND AGENTS; (II) NEGLIGENT OR OTHER ACTS OR OMISSIONS BY OTHER TENANTS OR OCCUPANTS OF THE PROPERTY OR THEIR EMPLOYEES, AGENTS, CONTRACTORS, CUSTOMERS, OR VISITORS; (III) LOSS OR DAMAGE TO PROPERTY OR INJURY OR DEATH TO PERSONS RESULTING TO ANY EXTENT FROM ANY NEGLIGENT OR OTHER ACT OR OMISSIONS OF TENANT OR ITS EMPLOYEES, AGENTS, OR CONTRACTORS IN THE PREMISES OR ELSEWHERE ON THE PROPERTY, FROM ANY FAILURE OF TENANT TO COMPLY WITH OR PERFORM ITS OBLIGATIONS UNDER THIS LEASE, OR FROM THE USE AND OCCUPANCY OF THE PREMISES BY TENANT; (IV) ANY LOSS OF BUSINESS OR PROFITS OF TENANT OR OTHER CONSEQUENTIAL DAMAGES; OR (V) EXEMPLARY, PUNITIVE, OR OTHER SPECIAL DAMAGES OF ANY KIND.

  (c)
  TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY DAMAGES OR OTHER SUMS OF MONEY THAT LANDLORD MAY EVER OWE TENANT UNDER OR IN CONNECTION WITH THIS LEASE, AND LANDLORD WILL NEVER BE PERSONALLY LIABLE FOR PAYMENT OF ANY SUCH DAMAGES OR OTHER SUMS OF MONEY, OR ANY JUDGMENT THEREFOR.

17. ENTRY BY LANDLORD

    Landlord reserves and shall at all reasonable times and after reasonable notice (except in an emergency, where no notice shall be required) have the right to enter the Leased Premises to inspect the same, to supply janitorial service and other services to be provided by Landlord to Tenant hereunder, to submit the Leased Premises to prospective purchasers, or tenants (during the last 6 months of the Lease term), to post notices of non-responsibility, and to alter, improve or repair the Leased Premises and any portion of the Building of which the Leased Premises are a part, without abatement of Basic Rent or Additional Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that access into the Leased Premises shall not be blocked thereby, and further providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Leased Premises or any loss occasioned thereby, except where such loss is due to negligence of Landlord. Entry by Landlord shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises or an eviction of Tenant from all or any portion of the Leased Premises. Nothing in this Article shall be construed as obligating Landlord to perform any repairs, alterations or maintenance except as otherwise expressly required elsewhere in this Lease.

18. ASSIGNMENT AND SUBLETTING

    18.1  Consent of Landlord Required.  Tenant shall not transfer or assign this Lease or any right or interest hereunder, or sublet the Leased Premises or any part thereof, without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld. It will be reasonable for Landlord to withhold its consent to a Transfer (as hereinafter defined) if, by example and not be way of limitation, (a) the transferee is not creditworthy and of a good business reputation, (b) intentionally deleted, (c) the rental or other consideration payable by the transferee will be less than that paid by tenants under new leases of comparable space in the Building, (d) Landlord otherwise reasonably determines that the Transfer will decrease the value of the Property or increase the cost of operating the Property, or (e) the Transfer will cause Landlord to be in violation of a lease, lease proposal, mortgage, or other contract by which Landlord is bound. No transfer or assignment (whether voluntary or involuntary, by operation of law or otherwise) or subletting shall be valid or effective without such prior written consent. Should Tenant attempt to make or allow to be made any such transfer, assignment or subletting (collectively, a "Transfer"), except as aforesaid, or should any of Tenant's rights under this Lease be sold or otherwise transferred by or under court order or legal process or otherwise, then such act shall be deemed void. Should Landlord consent to a Transfer, such consent shall not constitute a waiver of any of the restrictions or prohibitions of this Article 18.1, and such restrictions or prohibitions shall apply to each successive Transfer hereunder, if any.

    Subject to the terms and conditions of this Article 18, Landlord agrees not to withhold its consent to a Transfer to a transferee that is an affiliate of Tenant and assumes the Lease, who will use the Premises only for the Permitted Use, and whose occupancy will not cause Landlord to be in violation of any lease, lease proposal, mortgage, or other contract by which Landlord is bound (a "Permitted Transfer"). For this purpose, an "affiliate" is a person or entity that is under the control and majority ownership of Tenant, that controls or owns a majority of Tenant, that is under common control and majority ownership with Tenant or an entity that has purchased all or substantially all of Tenant's assets.

    18.2  Deemed Transfers.  For the purposes of this Article 18, an assignment shall be deemed to include (without limitation) the following: (a) if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law or otherwise) of any of the partners thereof a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) by any partner thereof of such partner's interest in Tenant, or the dissolution of the partnership; (b) if Tenant (or a constituent partner of Tenant) is a corporation, any dissolution, merger, consolidation or reorganization of Tenant (or such constituent partner), or any change in the ownership (voluntary, involuntary, by operation of law, creation of new stock or otherwise) of 20% or more of its capital stock from the ownership existing on the date set forth in Article 1 above; or (c) if Tenant is a limited liability company, a withdrawal or change of any of the members thereof, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) by any member of such member's interest in Tenant, or the dissolution of the limited liability company.

    18.3  Delivery of Information.  If Tenant wishes at any time to Transfer the Lease Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (a) the name of the proposed subtenant or assignee; (b) the nature of the proposed subtenant's or assignee's business to be carried on in the Leased Premises; (c) the terms and the provisions of the proposed sublease or assignment; and (d) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee.

    18.4 If Tenant proposes to Transfer its interest in all or any part of the Leased Premises, Landlord may, at its option, upon written notice to Tenant within 30 days after Landlord's receipt of the information specified in Article 18.3 above, elect to recapture the Leased Premises that is the subject of the Transfer, and within 60 days after notice of such election has been given to Tenant, this Lease shall terminate as to the Leased Premises so recaptured. If the Leased Premises is recaptured by Landlord pursuant to this Article 18.4, Tenant shall promptly execute and deliver to Landlord a termination agreement setting forth the termination date with respect to the Leased Premises or the recaptured portion thereof, and prorating the Basic Rent, Additional Rent and other charges payable hereunder to such date. If Landlord does not elect to recapture as set forth above, Tenant may thereafter enter into a valid assignment or sublease with respect to the Leased Premises, provided that Landlord consents thereto pursuant to this Article 18.4, and provided further, that (a) such assignment or sublease is executed within 90 days after Landlord has given its consent, (b) Tenant pays all amounts then owed to Landlord under this Lease, (c) there is not in existence an Event of Default as of the effective date of the Transfer, (d) there have been no material changes with respect to the financial condition of the proposed subtenant or assignee or the business such party intends to conduct in the Leased Premises, and (e) a fully executed original of such assignment or sublease providing for an express assumption by the assignee or subtenant of all of the terms, covenants and conditions of this Lease is promptly delivered to Landlord. In the event that Landlord does not elect to recapture as provided herein, Tenant shall remit to Landlord 50% of Tenant's profit derived from such Transfer. For purposes of the foregoing, profit shall be deemed to include, without limitation, the amount of all rent payable by such assignee, transferee or sublessee in excess of the Basic Rent and Additional Rent payable by Tenant under this Lease. If a part of the consideration for such Transfer shall be payable other than in cash, the payment to Landlord shall be in cash for its share of any noncash consideration based upon the fair market value thereof.

    18.5  Adjustment to Rental.  Intentionally deleted.

    18.6  No Release from Liability.  Landlord may collect Basic Rent and Additional Rent from the assignee, subtenant, occupant or other transferee, and apply the amount so collected, first to the monthly installments of Basic Rent, then to any Additional Rent and other sums due and payable to Landlord, and the balance, if any, to Landlord, but no such subletting, occupancy, transfer or collection shall be deemed a waiver of Landlord's rights under this Article, or the acceptance of the proposed assignee, subtenant, occupant or transferee. Notwithstanding any Transfer (with or without the consent of Landlord), Tenant shall remain primarily liable under this Lease and shall not be released from performance of any of the terms, covenants and conditions of this Lease.

    18.7  Landlord's Expenses.  If Landlord consents to the Transfer by Tenant of all or any portion of Tenant's interest under this Lease, Tenant shall reimburse Landlord for Landlord's reasonable administrative expenses and for legal, accounting and other out of pocket expenses incurred by Landlord in connection with such Transfer by Tenant.

    18.8  Assumption Agreement.  If Landlord consents to a Transfer by Tenant of all or any portion of Tenant's interest under this Lease, Tenant shall execute and deliver to Landlord, and cause the transferee to execute and deliver to Landlord, an instrument in the form and substance reasonably acceptable to Landlord in which (a) the transferee adopts this Lease and assumes and agrees to perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder, (b) Tenant acknowledges that it remains primarily liable for the payment of Basic Rent, Additional Rent and other obligations under this Lease, and (c) the transferee agrees to use and occupy the Leased Premises solely for the purpose specified in Article 1 and otherwise in strict accordance with this Lease.

19. USE OF LEASED PREMISES

    19.1  Use.  The Leased Premises are leased to Tenant solely for the Permitted Use set forth in Article 1 above and for no other purpose whatsoever. Tenant shall not use or occupy or permit the Leased Premises to be used or occupied, nor shall Tenant do or permit anything to be done in or about the Leased Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any casualty or other insurance on the Building or the Property, or any of their respective contents, or make void or voidable or cause a cancellation of any insurance policy covering the Building or the Property, or any part thereof or any of their respective contents. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building and/or the Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Property. Tenant shall not use or allow the Leased Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Leased Premises, the Building and/or the Property. In addition, Tenant shall not commit or suffer to be committed any waste in or upon the Leased Premises, the Building and/or the Property. Tenant shall not use the Leased Premises, the Building and/or the Property, or permit anything to be done in or about the Leased Premises, the Building and/or the Property which will in any way conflict with any matters of record, or any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, and shall, at its sole cost and expense, promptly comply with all matters of record and all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter constituted, foreseen or unforeseen, ordinary as well as extraordinary, relating to or affecting the condition, use or occupancy of the Property, excluding structural changes not relating to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any matters of record, or any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact between Landlord and Tenant. In addition, Tenant shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which the floor was designed to carry, nor shall Tenant install business machines or other mechanical equipment in the Leased Premises which cause noise or vibration that may be transmitted to the structure of the Building.

    Notwithstanding the foregoing, Tenant shall be allowed to operate (a) kitchen and eating facilities solely for the use of Tenant's employees and its business invitees, and so long as such facilities do not cause fire hazards or obnoxious odors or in any way unreasonably disturb other tenants of the Building, and so long as the construction and use of the same otherwise comply with all provisions of this Lease (b) computer and telecommunications facilities as ancillary to its other operations on the Leased Premises, (c) data processing and transmission, including roof top satellite communications pursuant to Article 7.7, accounting facilities, conference and meeting facilities and copying facilities, all as ancillary to its other operations on the Leased Premises. In addition, Tenant may have vending machines on the Leased Premises, provided that such vending machines shall be for the sole use and enjoyment of Tenant and its employees and business invitees.

    19.2  Rubbish Removal.  Tenant shall keep the Leased Premises clean, both inside and outside. Tenant shall keep all accumulated rubbish in covered containers. In the event Tenant falls to keep the Leased Premises in the proper condition, Landlord may cause the same to be done for Tenant and Tenant shall pay the reasonable expenses incurred by Landlord on demand, together with interest at the Interest Rate, as Additional Rent. Tenant shall, at its sole cost and expense, comply with all present and future laws, orders and regulations of all state, county, federal, municipal governments, departments, commissions and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse and trash. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law, and to require Tenant to arrange for such collection at Tenant's sole cost and expense using a contractor reasonably satisfactory to Landlord. Tenant shall pay all costs, expenses, fees, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Article.

20. SUBORDINATION AND ATTORNMENT

    20.1  Subordination.  This Lease and all rights of Tenant hereunder shall be, at the option of Landlord, subordinate to (a) all matters of record, (b) all ground leases, overriding leases and underlying leases (collectively referred to as the "Leases") of the Building or the Property now or hereafter existing, (c) all mortgages and deeds of trust (collectively referred to as the "mortgages") which may now or hereafter encumber or affect the Building or the Property, and (d) all renewals, modifications, amendments, replacements and extensions of leases and mortgages and to spreaders and consolidations of the mortgages, whether or not leases or mortgages shall also cover other lands, buildings or leases. The provisions of this Article shall be self-operative and no further instruments of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any lease or the holder of any mortgage or. any of their respective assigns or successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is subject and subordinate is called a "Superior Lease" and the lessor under a Superior Lease or its assigns or successors in interest is called a "Superior Lessor". Any mortgage to which this Lease is subject and subordinate is called a "Superior Mortgage" and the holder of a Superior Mortgage is called a "Superior Mortgagee". If Landlord, a Superior Lessor or a Superior Mortgagee requires that such instruments be executed by Tenant, Tenant's failure to do so within 10 days after request therefor shall be deemed an Event of Default under this Lease. Tenant waives any right to terminate this Lease because of any foreclosure proceedings.

    20.2  Attornment.  If any Superior Lessor or Superior Mortgagee (or any purchaser at a foreclosure sale) succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action, or the delivery of a new lease or deed (a "Successor Landlord"), Tenant shall at-tom to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment; provided, however, that Tenant shall receive from Successor Landlord a commercially reasonable agreement stating that Tenant shall have quiet possession of the Leased Premises and that the Successor Landlord shall perform all of Landlord's obligations and shall honor this Lease as long as Tenant is not in default hereunder.

21. ESTOPPEL CERTIFICATE

    Tenant shall within 20 days after written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect, (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (b) the dates to which Basic Rent, Additional Rent and other charges are paid in advance, if any; (c) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any are claimed; (d) that Tenant has paid Landlord the Security Deposit (if any); (e) the Commencement Date and the scheduled expiration date of the Lease Term; (f) the rights (if any) of Tenant to extend or renew this Lease or to expand the Leased Premises; (g) the amount of Basic Rent, Additional Rent and other charges currently payable under this Lease; and (h) any other matters as requested by Landlord. Any such statement may be relied upon by any prospective or existing purchaser, ground lessee or mortgagee of all or any portion of the Property, as well as by any other assignee of Landlord's interest in this Lease. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) that there are no uncured defaults in Landlord's performance hereunder; (iii) that Tenant has paid to Landlord the Security Deposit; (iv) that not more than one month's installment of Basic Rent or Additional Rent has been paid in advance; (v) that the Commencement Date and the scheduled expiration date of the Lease Term are as stated therein; (vi) that Tenant has no rights to extend or renew this Lease or to expand the Leased Premises; (vii) that the Basic Rent, Additional Rent and other charges are as set forth therein and (viii) that the other information and facts set forth therein are true and correct. Landlord may also elect to treat Tenant's failure to timely provide the Estoppel Certificate as an Event of Default.

22. SIGNS

    Landlord shall control the exterior appearance of the Building and the exterior appearance of the Leased Premises as viewed from the Building Common Areas. Tenant shall not install, or permit to be installed, any drapes, shutters, signs, lettering, advertising, or any items that will in any way alter the exterior appearance of the Building or the exterior appearance of the Leased Premises as viewed from the Building Common Areas or the exterior of the Building without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. In no event may Tenant utilize trucks, automobiles or other vehicles on the Properly for signage purposes. Landlord shall install, at Tenant's sole cost and expense, letters or numerals using graphics standard for the Building to identify the Leased Premises at or near the entryway to the Leased Premises.

    Notwithstanding the foregoing, Tenant shall be allowed to install, at Tenant's expense and using contractors acceptable to Landlord (or Landlord's contractor, if required by Landlord), Tenant's standard signage in one location on the exterior of the Building. The exact location of such signage shall be determined by Landlord in its sole and absolute discretion, and shall be installed and maintained in accordance with all applicable taws, rules and regulations, and Landlord's sign criteria.

23. PARKING

    23.1  Parking Areas.  Landlord shall provide, operate and maintain parking accommodations (the "Parking Areas"), together with necessary access, having a capacity adequate in Landlord's opinion to accommodate the requirements of the Building and the Property. No storage of vehicles or parking for more than twenty-four (24) hours is allowed without Landlord's prior written consent. Tenant acknowledges and agrees that Landlord shall not be liable for damage, loss or theft of property or injury to persons in, upon or about the Parking Areas from any cause whatsoever, excluding Landlord's gross negligence or intentional misconduct. Landlord shall have the right to establish, and from time to time change, alter and amend, and to enforce against all users of the Parking Areas, such reasonable requirements and restrictions as Landlord deems necessary and advisable for the proper operation and maintenance of the Parking Areas, including, without limitation, designation of particular areas for reserved, visitor and/or employee parking, and establishment of a reasonable rental charge for the use of the Parking Areas by tenants of the Building and/or the general public, as a part of the Rules and Regulations of the Building. Landlord may in its sole and absolute discretion alter, reduce, improve, increase, or otherwise modify the Parking Area; provided, however, that any such changes shall not decrease the number of parking spaces (including covered spaces) designated for use by Tenant in Article I above.

    23.2  Parking by Tenant.  Tenant is hereby allocated the number of reserved covered and unreserved parking spaces designated in Article 1 hereof, entitling holders to park in either reserved covered or unreserved parking spaces, as the case may be, located in the Parking Area as designated by Landlord from time to time for use by Tenant, its employees and licensees, and for which Tenant shall pay the monthly charges set forth in Article 1 hereof. Tenant shall pay the Parking Charges, as described in Article 1 above, on a monthly basis for the use of such spaces. The unreserved parking spaces shall be available to Tenant, its employees and licensees on a "first come, first serve" basis. Landlord reserves the right to increase the parking charges set forth in Article 1 in such reasonable mounts as Landlord deems necessary based upon increased costs of operating and maintaining the Parking Area. All users of the Parking Area shall not be entitled to park in visitor parking spaces so designated by Landlord, or in any other parking spaces other than those designated by Landlord for use by holders of parking passes.

    23.3  Parking Violations.  Landlord may from time to time designate a particular area in the Parking Area to be used by Tenant and Tenant's employees, servants, invitees, agents, and contractors (for purposes of this Article 23 only, collectively, "Tenant's employees"). If Landlord does so designate, Tenant and Tenant's employees shall park their vehicles only in that particular parking area in the Parking Area and in no other areas of the Property whatsoever.

24. LIENS

    Tenant shall keep the Leased Premises free and clear of all mechanic's and materialmen's liens. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanics, materialmen's or other lien, charge or order for the payment of money shall be filed or recorded against the Leased Premises, the Property or the Building, or against any other property of Landlord (whether or not such lien, charge or order is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be canceled or discharged of record within 15 days after Tenant shall have received written notice of the filing thereof, or Tenant may, within such 15 day period, furnish to Landlord, a bond pursuant to A.R.S. § 33-1004 (or any successor stature) satisfactory to Landlord and all Superior Lessors and Superior Mortgagees against the lien, charge or order, in which case Tenant shall have the right to contest, in good faith, the validity or amount thereof. Landlord may require Tenant to post notices of nonresponsibility or similar notices on the Leased Premises and portions of the Building to provide notice that Tenant is solely responsible for the payment of fees, costs and expenses incurred in connection with work on the Leased Premises.

25. HOLDING OVER

    It is agreed that the date of termination of this Lease and the right of Landlord to recover immediate possession of the Leased Premises thereupon is an important and material matter affecting the parties hereto and the rights of third parties, all of which have been specifically considered by Landlord and Tenant. In the event of any continued occupancy or holding over of the Leased Premises without the express written consent of Landlord beyond the expiration or earlier termination of this Lease or of Tenants right to occupy the Leased Premises, whether in whole or in part, or by leaving property on the Leased Premises or otherwise, this Lease shall be deemed a monthly tenancy and Tenant shall pay 150% of the greater of (a) Basic Rent then in effect, or (b) the then prevailing monthly rental rate within the Building, in advance at the beginning of the hold-over month(s), plus any Additional Rent or other charges or payments contemplated in this Lease, and any other costs, expenses, damages, liabilities and attorneys' fees incurred by Landlord on account of Tenant's holding over.

26. ATTORNEYS' FEES

    In the event any action or proceeding brought by either party hereto against the other based upon or arising out of the terms and conditions hereof, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney's fees, from the other. In addition, Tenant agrees to pay all costs and reasonable attorney's fees which may be incurred or paid by Landlord in enforcing this Lease, with or without litigation, to the full extent allowable by law, and all such amounts shall be deemed additional rent payable upon demand.

27. RESERVED RIGHTS OF LANDLORD

    Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim:

      (a) To name the Building and the Property and to change the name or street address of the Building or the Property;

      (b) To exercise control over all signs on the exterior and interior of the Building and the Property, and to designate all sources furnishing such signs;

      (c) During the last 90 days of the Lease Term, if Tenant has vacated the Leased Premises, to decorate, remodel, repair, alter or otherwise prepare the Leased Premises for re-occupancy, without affecting Tenant's obligation to pay Basic Rent;

      (d) To have pass keys to the Leased Premises and all doors therein, excluding Tenant's vaults and safes;

      (e) To require Tenant to remove any unusual or extraordinary alterations to the Leased Premises (such as safes) at the expiration or earlier termination of the Lease Term;

      (f)  On reasonable prior notice to Tenant, to exhibit the Leased Premises to any prospective purchaser, mortgagee, or assignee of any mortgage on the Building or the Property and to others having interest therein at any time during the Lease Term, and to prospective Tenants during the last 6 months of the Lease Term;

      (g) To take any and all measures, including entering the Leased Premises for the purposes of malting inspections, repairs, alterations, additions and improvements to the Leased Premises or to the Building (including, for the purposes of checking, calibrating, adjusting and balancing controls and other parts of the Building systems) as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Leased Premises or the Building, or in order to comply with all laws, orders and requirements of governmental or other authorities, or as may otherwise be permitted or required by this Lease; provided, however, that Landlord shall endeavor (except in an emergency) to minimize interference with Tenant's business in the Leased Premises;

      (h) To relocate various facilities within the Building and on the Property if Landlord shall determine such relocation to be in the best interest of the development of the Building and the Property, provided, that such relocation shall not materially restrict access to the Leased Premises;

      (i)  To change the nature, extent, arrangement, use and location of the Building Common Areas;

      (j)  To make alterations or additions to and to build additional stories on the Building and to build additional buildings or improvements on the Property;

      (k) To install vending machines of all kinds in the Leased Premises and the Building, and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Leased Premises unless Tenant so requests; and

      (l)  To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature or the common areas (including the Parking Areas) and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of Building Common Areas, and to close any or all portions of the Building Common Areas to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual or any rights to any person or to the public therein and to close temporarily, if necessary, any part of the Building Common Areas in order to discourage non-customer parking.

    Landlord further reserves the exclusive right to the roof of the Building. No easement for light, air, or view is included in the leasing of the Leased Premises to Tenant. Accordingly, any diminution or shutting off of light, air or view by any structure which may be erected on the Property or other properties in the vicinity of the Building shall in no way affect this Lease or impose any liability upon Landlord.

28. EMINENT DOMAIN

    28.1  Taking.  If the whole of the Building is lawfully and permanently taken by condemnation or any other manner for any public or quasi-public purpose, or by deed in lieu thereof, this Lease shall terminate as of the date of vesting of title in such condemning authority and the Basic Rent and Additional Rent shall be pro rated to such date. If any part of the Building or Property is so taken, or if the whole of the Building is taken, but not permanently, then this Lease shall be unaffected thereby, except that (a) Landlord may terminate this Lease by notice to Tenant within 90 days after the date of vesting of title in the condemning authority, and (b) if 20% or more of the Leased Premises shall be permanently taken and the remaining portion of the Leased Premises shall not be reasonably sufficient for Tenant to continue operation of its business, Tenant may terminate this Lease by notice to Landlord within 90 days after the date of vesting of title in such condemning authority. This Lease shall terminate on the 30th day after receipt by Landlord of such notice, by which date Tenant shall vacate and surrender the Leased Premises to Landlord. The Basic Rent and Additional Rent shall be pro rated to the earlier of the termination of this Lease or such date as Tenant is required to vacate the Leased Premises by reason of the taking. If this Lease is not terminated as a result of a partial taking of the Leased Premises, the Basic Rent and Additional Rent shall be equitably adjusted according to the rentable area of the Leased Premises and Building remaining.

    28.2  Award.  In the event of a taking of all or any part of the Building or the Property, all of the proceeds or the award, judgment, settlement or damages payable by the condemning authority shall be and remain the sole and exclusive property of landlord, and Tenant hereby assigns all of its right, title and interest in and to any such award, judgment, settlement or damages to Landlord. Tenant shall, however, have the right, to the extent that the same shall not reduce or prejudice amounts available to Landlord, to claim from the condemning authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for relocation benefits, moving expenses, and damage to Tenant's personal property and trade fixtures.

29. NOTICES

    Any notice or communication given under the terms of this Lease shall be in writing and shall be delivered in person, sent by express or overnight courier or delivery service or deposited with the United States Postal Service, certified or registered mail, return receipt requited, postage pre-paid, addressed as set forth in the Basic Provisions, or at such other address as a party may from time to time designate by notice hereunder. Notice shall be effective upon delivery. The inability to deliver a notice because of a changed address of which no notice was given or a rejection or other refusal to accept any notice shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by Landlord may be given by the legal counsel and/or the authorized agent of Landlord. Notice to Landlord hereunder shall also be sent to:

Kassler & Feuer 101 Arch Street Boston, MA 02110 Attention: Curt R. Feuer, Esq.

and
Orsett Southwest, Ltd. 1440 East Missouri, Suite 265 Phoenix, Arizona 85014 Attention: Michael W. Freret
and
Santin, Poll, Ball & Sims P.L.C. 2999 North 44th Street Phoenix, Arizona, 85012 Attn: Peter G. Santin

    Notice to Tenant hereunder shall also be sent to Tenant at the Leased Premises (Attn: General Manager) and to:

Holme Roberts & Owen LLP 1700 Lincoln Suite 4100 Denver, Colorado 80203 Attention: William C. Letzsch, III, Esq.

30. RULES AND REGULATIONS

    Tenant shall abide by all rules and regulations (the "Rules and Regulations") of the Building and the Property imposed by Landlord, as attached hereto as Exhibit "H" or as may hereafter be issued by Landlord. Such Rules and Regulations are imposed to enhance the cleanliness, appearance, maintenance, order and use of the Leased Premises, the Building and the Property, and the proper enjoyment of the Building and the Property by all tenants and their clients, customers and employees. The Rules and Regulations may be changed from time to time upon 10 days notice to Tenant. Breach of the Rules and Regulations by Tenant shall constitute an Event of Default if such breach is not fully cured within 10 days after written notice to Tenant by Landlord. Landlord shall not be responsible to Tenant for nonperformance by any other tenant, occupant or invitee of the Building or the Property of any Rules or Regulations.

31. ACCORD AND SATISFACTION

    No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Basic Rent and Additional Rent (jointly called "Rent" in this Article 31) shall be deemed to be other than on account of the earliest stipulated Rent due and not yet paid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy in this Lease. No receipt of money by Landlord from Tenant after the termination of this Lease, after the service of any notice relating to the termination of this Lease, after the commencement of any suit, or after final judgment for possession of the Leased Premises, shall reinstate, continue or extend the Lease Term or affect any such notice, demand, suit or judgment.

32. BANKRUPTCY OF TENANT

    32.1  Chapter 7.  If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, the election or assignment, or both, may be made only if all of the terms and conditions of Articles 32.2 and 32.4 below are satisfied. If the trustee fails to elect to assume this Lease for the purpose of assigning it within 60 days after appointment, this Lease will be deemed to have been rejected. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord's business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease will be terminated. Landlord's right to be compensated for damages in the bankruptcy proceeding, however, shall survive.

    32.2  Chapters 11 and 13.  If Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code or a proceeding that is filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and Tenant's trustee or Tenant as a debtor-in-possession fails to assume this Lease within 60 days from the date of the filing of the petition or the conversion, the trustee or the debtor-in-possession will be deemed to have rejected this Lease. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

      (a) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this Article 32.2, that:

    (1)
    The trustee will cure all monetary defaults under this Lease within 10 days from the date of the assumption; and

    (2)
    The trustee will cure all non-monetary defaults under this Lease within 30 days from the date of the assumption.

      (b) The trustee or the debtor-in-possession has compensated Landlord, or has provided to Landlord adequate assurance, as defined in this Article 32.2, that within 10 days from the date of the assumption Landlord will be compensated for any pecuniary loss it incurred arising from the default of Tenant, the trustee, or the debtor-in-possession as recited in Landlord's written statement of pecuniary loss sent to the trustee or the debtor-in-possession. For purposes of this Lease, pecuniary loss shall include all attorneys' fees and court costs incurred by Landlord in connection with any bankruptcy proceeding filed by or against Tenant.

      (c) The trustee or the debtor-in-possession has provided landlord with adequate assurance of the future performance of each of Tenant's obligations under the Lease; provided, however, that:

    (1)
    The trustee or debtor-in-possession will also deposit with Landlord as security for the timely payment of Basic Rent and Additional Rent, an amount equal to 3 months' Basic Rent and Additional Rent accruing under this Lease.

    (2)
    If not otherwise required by the terms of this Lease, the trustee or the debtor-in-possession will also pay in advance, on each day that the Basic Rent is payable, 1/12th of Tenant's estimated annual obligations under the Lease for the Additional Rent.

    (3)
    From and alter the date of the assumption of this Lease, the trustee or the debtor-in-possession will pay the Basic Rent and Additional Rent as provided herein.

    (4)
    The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

      (d) Landlord has determined that the assumption of the Lease will not:

    (1)
    Breach any provisions in any other lease, mortgage, financing agreement, or other agreement by which Landlord is bound relating to the Property; or

    (2)
    Disrupt, in Landlord's judgement, the tenant mix of the Building or any other attempt by Landlord to provide a specific variety of Tenants in the Building that, in Landlord's judgment, would be most beneficial to all of the tenants of the Building; and would enhance the image, reputation, and profitability of the Building.

      (e) For purposes of this Article 32.2 "adequate assurance" means that: (i) Landlord will determine that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or the debtor-in-possession will have sufficient fluids to perform Tenant's obligations under this Lease and to keep the Leased Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business on the Leased Premises; and (ii) an order will have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest will have been granted in property of Tenant, trustee, or debtor-in-possession that is acceptable for value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure the monetary or non-monetary defaults under this Lease within the time periods set forth above.

    32.3  Landlord's Right to Terminate.  In the event that this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of Article 32.2 above and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent petition for arrangement under Chapter 11 of the Bankruptcy Code, then Landlord may terminate, at its option, this Lease and all Tenant's rights under it, by giving written notice of Landlord's election to terminate.

    32.4  Assignment by Trustee.  If the trustee or the debtor-in-possession has assumed the Lease, under the terms of Article 32.1 or 32.2 above, and elects to assign Tenant's interest under this Lease or the estate created by that interest to any other person, that interest or estate may be assigned only if Landlord acknowledges in writing that the intended assignee has provided adequate assurance, as defined in this Article 32.4, of future performance of all of the terms, covenants, and conditions of this Lease to be performed by Tenant.

    32.5  Adequate Assurance.  For the purposes of this Article 32 "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

      (1) The assignee has submitted a current financial statement, audited by a certified public accountant, that shows a net worth and working capital in mounts determined by Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease;

      (2) If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness;

      (3) Landlord has obtained all consents or waivers from any third party required under any Lease, mortgage, financing arrangement or other agreement by which Landlord is bound, to enable Landlord to permit the assignment;

      (4) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Leased Premises, the charges will not be less than the Basic Rent and Additional Rent.

    32.6  Consent of Landlord.  Neither Tenant's interest in the Lease nor any estate of Tenant created will pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord consents in writing to the transfer. Landlord's acceptance of Basic

Rent or Additional Rent or any other payments from any trustee, receiver, assignee, person, or other entry will not be deemed to have waived, or waive, the need to obtain Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without that consent.

33. HAZARDOUS MATERIALS

    33.1  Hazardous Materials Laws.  "Hazardous Materials Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions (including the so-called "common-law") relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. §9601, et seq., the Resource Conversation and Recovery Act ("RCRA"), 42 U.S.C. §6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

    33.2  Hazardous Materials.  "Hazardous Materials" means any chemical, compound, material, substance or other matter that: (i) is a flammable explosive, asbestos, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, petroleum product, or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials; (ii) is controlled, designated in or governed by any Hazardous Materials Law; (iii) gives rise to any reporting, notice or publication requirements under any Hazardous Materials Law; or (iv) gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person under any Hazardous Materials Law.

    33.3  Use.  Tenant shall not allow any Hazardous Material to be used, generated, released, stored or disposed of on, under or about, or transported from, the Leased Premises, the Building or the Property, unless: (i) such use is specifically disclosed to and approved by Landlord in writing prior to such use; and (ii) such use is conducted in compliance with the provisions of this Article 33. Landlord may approve such use subject to reasonable conditions to protect the Leased Premises, the Building or the Property, and Landlord's interests. Landlord may withhold approval if Landlord determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Hazardous Materials Laws or that Tenant has not provided reasonable assurances of its ability to remedy such a violation and fulfill its obligations under this Article 33.

    33.4  Compliance With Laws.  Tenant shall strictly comply with, and shall maintain the Leased Premises in compliance with, all Hazardous Materials Laws. Tenant shall obtain and maintain in full force and effect all permits, licenses and other governmental approvals required for Tenant's operations on the Leased Premises under any Hazardous Materials Laws and shall comply with all terms and conditions thereof. At Landlord's request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals. Tenant shall perform any monitoring, investigation, clean-up, removal and other remedial work (collectively, "Remedial Work") required as a result of any release or discharge of Hazardous Materials affecting the Leased Premises, the Building or the Property, or any violation of Hazardous Materials Laws by Tenant or any assignee or sublessee of Tenant or their respective agents, contractors, employees, licensees, or invitees. Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Landlord's interests.

    33.5  Compliance With Insurance Requirements.  Tenant shall comply with the requirements of Landlord's and Tenant's respective insurers regarding Hazardous Materials and with such insurers' recommendations based upon prudent industry practices regarding management of Hazardous Materials.

    33.6  Resorting.  Tenant shall notify Landlord, in writing, as soon as reasonably possible, but in no event later than 2 days after any of the following: (a) a release or discharge of any Hazardous Material, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency; (b) Tenant's receipt of any order of a governmental agency requiring any Remedial Work pursuant to any Hazardous Materials Laws; (c) Tenant's receipt of any warning, notice of inspection, notice of violation or alleged violation, or Tenant's receipt of notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Hazardous Materials Laws; or (d) Tenant's receipt of notice or knowledge of any claims made or threatened by any third party against Tenant or the Leased Premises, the Building or the Property, relating to any loss or injury resulting from Hazardous Materials. Tenant shall deliver to Landlord copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Hazardous Materials Laws.

    33.7  Termination; Expiration.  Upon the termination or expiration of this Lease, Tenant shall remove any equipment, improvements or storage facilities utilized in connection with any Hazardous Materials and shall, clean up, detoxify, repair and otherwise restore the Leased Premises to a condition free of Hazardous Materials. At the end of the Lease term (or any extension thereof, if applicable), Tenant shall furnish to Landlord an environmental report prepared by an environmental consultant selected by Landlord in its reasonable discretion evidencing that the Leased Premises are not in violation of an Environmental Laws. Such report shall be at Landlord's expense, unless Tenant shall have previously violated Environmental Laws or such report discloses a violation thereof.

    33.8  Indemnity.  Tenant shall protect, indemnity, defend and hold Landlord harmless from and against, and shall be responsible for, any and all claims, costs, expenses, suits, judgments, actions, investigations, proceedings and liabilities arising out of or in connection with any breach of any provisions of this Article 33 or directly or indirectly arising out of the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant or any sublessee or assignee of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Leased Premises, the Building or the Property during the Lease Term or Tenant's occupancy of the Leased Premises, including, but not limited to, all foreseeable and unforeseeable consequential damages and the cost of any Remedial Work. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Hazardous Material Laws shall excuse Tenant from Tenant's indemnification obligations pursuant to this Article 33. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Article 15 of this Lease. Tenant's obligations pursuant to this Article 33 shall survive the termination or expiration of this Lease.

    33.9  Transfer.  If Landlord's consent is required for an assignment of this Lease or a subletting of the Leased Premises, Landlord shall have the right to refuse such consent if the possibility of a release of Hazardous Materials is materially increased as a result of the assignment or sublease or if Landlord does not receive reasonable assurances that the new tenant has the experience and the financial ability to remedy a violation of the Hazardous Materials Laws and fulfill its obligations under this Article 33.

    33.10  Entry, Inspection, Cure.  Landlord and its agents, employees and contractors, shall have the right, but not the obligation, to enter the Leased Premises at all reasonable times and upon reasonable notice to inspect the Leased Premises and Tenant's compliance with the terms and conditions of this Article 33, or to conduct investigations and tests. No prior notice to Tenant shall be required in the event of an emergency, or if Landlord has reasonable cause to believe that violations of this Article 33 have occurred, or if Tenant consent at the time of entity. In all other cases, Landlord shall give at least 24 hours prior notice to Tenant. Landlord shall have the right, but not the obligation, to remedy any violation by Tenant of the provisions of this Article 33 or to perform any Remedial Work which is necessary or appropriate as a result of any governmental order, investigation or proceeding. Tenant shall pay, upon demand, as Additional Rent, all costs incurred by Landlord in remedying such violations or performing all Remedial Work, plus interest thereon at the Interest Rate from the date of demand until the date received by Landlord.

    33.11  Event of Default.  The release or discharge of any Hazardous Material or the violation of any Hazardous Materials Law shall constitute an Event of Default by Tenant under this Lease. In addition to and not in lieu of the remedies available under this Lease as a result of such Event of Default, Landlord shall have the right, without terminating this Lease, to require Tenant to suspend its operations and activities on the Leased Premises until Landlord is satisfied that appropriate Remedial Work has been or is being adequately performed and Landlord's election of this remedy shall not constitute a waiver of Landlord's right thereafter to pursue the other remedies set forth in this Lease.

    33.12  Landlord Representations.  Landlord represents and warrants that to it's actual knowledge as of the date hereof the Property is, and (unless Tenant is given written notice thereof to the contrary) upon completion of Landlord's work pursuant to Schedule 1 will be, free of Hazardous Materials. Landlord shall indemnify Tenant against any loss, cost, damage, claim or expense of Tenant arising out of or related to the use, handling, discharge, release or disposal of Hazardous Materials by Landlord on, in, to or from the property of Tenant at the Leased Premises. The aforesaid indemnification shall include any and all costs incurred due to any investigation made by Landlord, Tenant or any other public or private party or any cleanup, removal or other remediation required by any legal requirement. For purposed hereof, "Landlord's actual knowledge" shall be defined as the actual knowledge as of the date hereof of Barry Rosensteel, vice president of Landlord, without any investigation or inquiry whatsoever.

34. DECLARATION OF EASEMENTS AND OF COVENANTS AND RESTRICTIONS

    Tenant and all persons in possession or holding under Tenant shall conform to and shall not violate the terms of any matters of record. This Lease is and shall remain subordinate to any Declaration of Easements and of Covenants and Restrictions or similar document ("CC&Rs") now in force or hereinafter recorded on the Property. As provided in any CC&R's, no use or operation will be made, conducted or permitted by Tenant on or with respect to all or any part of the Property which is obnoxious to or out of harmony with the development or operation of similar properties, including, without limitation, the following: (a) any public or private nuisance; (b) any noise or sound that is objectionable due to intermittency, beat, frequency, shrillness or loudness; (c) any obnoxious odor; (d) any noxious, toxic, caustic or corrosive fuel or gas; (e) any dust or other dirt in excessive quantities; (f) any unusual fire, explosion or other damaging or dangerous hazard; (g) the conduct of any sexually oriented business, or a so-called "head" shop or businesses featuring, as a principal portion of a business, the sale or presentation of so-called "adult" products, sexually explicit products, or drug paraphernalia; (h) any activity outside the ordinary course of business which physically and substantially interferes with the business of any other tenant or any other individual or entity using any portion of the Property; (i) the violation of any law, ordinance, or rule or regulation of any governmental authority having jurisdiction over the Property; or (ii) for any other unreasonable use of the Property not compatible with the operation of a first-class furniture retail and commercial office development, including, without limitation, advertising media which can be heard or experienced in an annoying manner from the exterior of the Building, the Premises or the Property, or other improvement from which it emanates, such a searchlights, loud speakers, phonographs, radios or television.

35. NOTICE TO LANDLORD'S MORTGAGEE

    In the event that Tenant at any time or from time to time receives a written notice from Landlord specifying the name and address of the beneficiary (Landlord's Mortgagee") under any deed of trust, mortgage or other security agreement covering the Property, the Building and/or Landlord's interest in this Lease, Tenant agrees that, in the event of a default hereunder by Landlord which would give Tenant the right to terminate this Lease or declare a total or partial eviction (constructive or otherwise), Tenant shall not seek to terminate this Lease or so declare an eviction by Landlord until (i) Tenant shall have given written notice of such default (which notice shall specify the exact nature of such default and how the same may be cured) to Landlord and Landlord's Mortgagee by certified mail, postage prepaid, return receipt requested, and (ii) thirty (30) days shall have elapsed following the giving of such notice. If, during such thirty (30) day period, Landlord or Landlord's Mortgagee shall cure or substantially undertake to cure such default, Tenant shall waive its right to either terminate this Lease or declare an eviction with respect to the default by Landlord specified in such notice.

36. MISCELLANEOUS

    36.1  Entire Agreement; Amendments.  This Lease and any Exhibits and Riders attached hereto and forming a part hereof, set forth all of the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, representations, warranties, conditions or understandings either oral or written between them other than as contained in this Lease. Except as otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease shall be binding unless it is in writing and signed by both Landlord and Tenant.

    36.2  Time of the Essence.  Time is of the essence of each and every term, covenant and condition of this Lease.

    36.3  Binding Effect.  The covenants and conditions of this Lease shall, subject to the restrictions on assignment and subletting, apply to and bind the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto.

    36.4  Recordation.  Neither this Lease nor any memorandum hereof shall be recorded by Tenant. At the sole option of Landlord, Tenant and Landlord shall execute, and Landlord may record, a short form memorandum of this Lease in form and substance satisfactory to Landlord.

    36.5  Governing Law.  This Lease and all the terms and conditions thereof shall be governed by and construed in accordance with the laws of the Sate of Arizona. The venue for any dispute arising under this Lease shall be a court of competent jurisdiction in Maricopa County, Arizona.

    36.6  Defined Terms and Paragraph Headings.  The words "Landlord" and "Tenant" as used in this Lease shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there is more than one Tenant, the obligations in this Lease imposed upon Tenant shall be joint and several. The paragraph headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. The word "including" shall be deemed to mean "including, without limitation" or by way of example and not by limitation.

    36.7  Representations and Warranties of Tenant.  Tenant represents and warrants to Landlord as follows:

      (a) Tenant has been duly organized, is validly existing, and is in good standing under the laws of its state of organization and is qualified to transact business in Arizona. All necessary action on the part of Tenant has been taken to authorize the execution, delivery and performance of this Lease and of the other documents, instruments and agreements, if any, provided for herein. The persons who have executed this Lease on behalf of Tenant are duly authorized to do so;

      (b) This Lease constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, general principles of equity, whether enforceability is considered in a proceeding in equity or at law, and to the qualification that certain waivers, procedures, remedies and other provisions of this Lease may be unenforceable under or limited by applicable law, however, none of the foregoing shall prevent the practical realization to Landlord of the benefits intended by this Lease;

      (c) To the best of its knowledge, there are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Tenant before any court, arbitrator or administrative or governmental body which might reasonably result in any material adverse change in the contemplated business, condition or operations of Tenant;

      (d) To the best of its knowledge, Tenant is not, and the execution, delivery and performance of this Lease and the documents, instruments and agreements, if any, provided for herein will not result in any breach of or default under any other document, instrument or agreement to which Tenant is a party or by which Tenant is subject or bound;

      (e) To the best of its knowledge, Tenant has obtained all required licenses and permits, both governmental and private, to use and operate the Leased Premises in the manner intended by this Lease; and

      (f)  All financial statements, tax returns and other financial information delivered by Tenant to Landlord prior to the execution of this Lease is true, correct and complete in all material respects and all financial statements, tax returns or other financial information to be delivered by Tenant to Landlord subsequent to the execution of this Lease shall be true, correct and complete in all material respects.

    36.8  No Waiver.  The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

    36.9  Severability.  If any clause or provision of this Lease is or becomes illegal or unenforceable because of any present or future law or regulation of any governmental body or entity effective during the Lease Term, the intention of the parties is that the remaining provisions of this Lease shall not be affected thereby.

    36.10  Exhibits.  If any provision contained in an Exhibit, Rider or Addenda to this Lease is inconsistent with any other provision of this Lease, the provision contained in this Lease shall supersede the provisions contained in such Exhibit, Rider or Addenda, unless otherwise provided.

    36.11  Fair Meaning.  The language of this Lease shall be construed to its normal and usual meaning and not strictly for or against either Landlord or Tenant. Landlord and Tenant acknowledge and agree that each party has reviewed and revised this Lease and that any rule of construction to the effect that ambiguities are to be resolved against the drafting parry shall not apply to the interpretation of this Lease, or any Exhibits, Riders or amendments hereto.

    36.12  No Merger.  The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of this Lease shall not work as a merger and shall, at Landlord's option, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

    36.13  Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials for reasonable substitutes therefor, governmental restrictions, regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty and other causes beyond the reasonable control of Landlord shall excuse the Landlord's performance hereunder for the period of any such prevention, delay, or stoppage.

    36.14  Government Energy or Utility Controls.  In the event of the imposition of federal, state or local governmental controls, rules, regulations or restrictions on the use or consumption of energy or other utilities during the Lease Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation of any governmental control, rule, regulation or restriction between Landlord and Tenant, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance, including the right of entry into the Leased Premises to effect compliance.

    36.15  Shoring.  If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter onto the Leased Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports without any claim for damages, indemnity or abatement of Basic Rent or Additional Rent or for a constructive or actual eviction of Tenant.

    36.16  Transfer of Landlord's Interest.  The term "Landlord" as used in this Lease, insofar as the covenants or agreements on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord's interest in this Lease at the time in question. Upon any transfer or transfers of such interest, the Landlord herein named (and in the case of any subsequent transfer, the then-transferor) shall thereafter be relieved of all liability for the performance of any covenants or agreements on the part of the Landlord contained in this Lease.

    36.17  Brokerage Fees.  Tenant warrants and represents that it has not dealt with any realtor, broker or agent in connection with this Lease except the Broker identified in Article 1 above. Tenant shall indemnify, defend and hold Landlord harmless for, from and against, and shall be responsible for, any cost, expense or liability (including the cost of suit and reasonable attorneys' fees) for any compensation, commission or charges claimed by any other realtor, broker or agent in connection with this Lease or by reason of any act of Tenant.

    36.18  Continuing Obligations.  All obligations of Lessee hereunder not fully performed as of the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease, including, without limitation, all payment obligations with respect to Basic Rent, Additional Rent and all obligations concerning the condition of the Premises.

    36.19  Financial Statements.  If Landlord shall so request, Tenant shall, within 30 days after receipt of such request, deliver to Landlord its most current financial statements including a balance sheet, a statement of income and expenses, and a statement of cash flows, all in reasonable detail and prepared according to generally accepted accounting principles, consistently applied. Year-end statements shall be reviewed by an independent certified public accountant and interim statements shall be certified by Tenant, if Tenant is an individual, by the chief financial officer of Tenant, if Tenant is a corporation, by the manager or a member of Tenant if Tenant is a limited liability company or by a general partner of Tenant, if Tenant is a partnership. Tenant shall supply Landlord with audited financial statements if Tenant prepares audited financial statements in the ordinary course of its business.

    36.20  Guaranty.  Intentionally Deleted.

Signatures appear on the following page

    IN WITNESS WHEREOF Landlord and Tenant have executed this Lease as of the date and year first above written.

LANDLORD
Orsett/I-17 L.L.C., an Arizona limited liability company
By:	Nelson/I-17 L.L.C., an Arizona limited liability company
By:	/s/ GREG B. NELSON
Name:	Greg B. Nelson
Its:	Member
TENANT
EFTC Corporation, a Colorado corporation
By:	/s/ AUGUST P. BRUEHLMAN
Name:	August P. Bruehlman
Its:	Chief Accounting Officer

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LEASE AGREEMENT
1. BASIC PROVISIONS
2. LEASED PREMISES
3. LEASE TERM; COMMENCEMENT DATE
4. SECURITY DEPOSIT
Intentionally Deleted
5. RENT
6. OPERATING COSTS
7. CONDITION, REPAIRS AND ALTERATIONS
8. UTILITIES
9. LIABILITY AND PROPERTY INSURANCE
10. RECONSTRUCTION
11. WAIVER OF SUBROGATION
12. LANDLORD'S RIGHT TO PERFORM TENANT OBLIGATIONS
13. DEFAULT AND REMEDIES
14. LATE PAYMENTS
15. ABANDONMENT AND SURRENDER
16. INDEMNIFICATION AND EXCULPATION
17. ENTRY BY LANDLORD
18. ASSIGNMENT AND SUBLETTING
19. USE OF LEASED PREMISES
20. SUBORDINATION AND ATTORNMENT
21. ESTOPPEL CERTIFICATE
22. SIGNS
23. PARKING
24. LIENS
25. HOLDING OVER
26. ATTORNEYS' FEES
27. RESERVED RIGHTS OF LANDLORD
28. EMINENT DOMAIN
29. NOTICES
30. RULES AND REGULATIONS
31. ACCORD AND SATISFACTION
32. BANKRUPTCY OF TENANT
33. HAZARDOUS MATERIALS
34. DECLARATION OF EASEMENTS AND OF COVENANTS AND RESTRICTIONS
35. NOTICE TO LANDLORD'S MORTGAGEE
36. MISCELLANEOUS